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                                                              Exhibit 10.22

                            STOCK PURCHASE AGREEMENT
                            ------------------------


                                     Dated

                               December 27, 2000

                                    between

                                WOLF POPPER LLP

        (as Chair of the Executive Committee of Plaintiffs' Counsel in the Action and as Escrow Agent for the Pegasystems Settlement Fund (tax
               identification no. 13-4140035) ("Escrow Agent")),

                                      and

                     Alexander V. d'Arbeloff ("Investor")


                                  INTRODUCTION

     WHEREAS, Pegasystems, Inc. (the "Company") has issued or will have issued 1,385,000 shares of the Company's Common Stock, $.01 par value per share, to the Escrow Agent to fund a portion of a Settlement Fund that has been established pursuant to a Stipulation of Settlement entered into between the Company and the Lead Plaintiffs (the "Stipulation") in an action entitled Chalverus, et al. v. Pegasystems, Inc., et al., C.A. No. 97-12570-WGY filed in federal court in Massachusetts (the "Action").

     WHEREAS, the Escrow Agent wishes to sell, and the Investor wishes to purchase from the Escrow Agent 500,000 shares of the Common Stock (the "Shares") of the Company.

     WHEREAS, the Purchase Price for the Shares was set pursuant to negotiations between the Company and the Investor.

     WHEREAS, the Escrow Agent is authorized to enter into this transaction pursuant to the Stipulation and Final Order and Judgment of the District Court, entered December 19, 2000.

                              TERMS AND CONDITIONS

     ARTICLE I. REPRESENTATIONS AND WARRANTIES OF THE ESCROW AGENT

     The Escrow Agent represents and warrants to the Investor that:

     Section 1.01. Ownership of Shares; Liens and Encumbrances; Effect of Agreement. As of immediately prior to the consummation of the transactions contemplated hereby, all of the Shares will be owned of record by the Escrow Agent and the Escrow Agent will have title to
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such Shares. The Escrow Agent has not caused any liens or encumbrances to be placed on the Shares. Each of this Agreement and all other documents contemplated, when executed and delivered to the Escrow Agent, will constitute valid and legally binding obligations of the Escrow Agent, enforceable against the Escrow Agent in accordance with their respective terms.

     Section 1.02. Absence of Representations. The Investor acknowledges and understands that the Escrow Agent makes no representations concerning the Company, its business, or its financial condition. The Investor acknowledges that he has received no information and relies upon no information provided to him by the Escrow Agent concerning the Company. The Investor further acknowledges that the Escrow Agent makes no representations concerning the eligibility of the Shares for exemption from registration under Section 3(a)(10) of the Act or otherwise. The Investor releases the Escrow Agent from all claims arising from the purchase and sale of the Shares, except for specific performance of this Agreement.

     ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

     The Investor represents and warrants to the Escrow Agent that:

     Section 2.01. Power and Authority Relative to this Transaction. The Investor has full power and authority and has taken all required action necessary to permit him to execute and deliver and to carry out the terms of this Agreement and all other documents or instruments required hereby.

     Section 2.02. Purchase for Investment. The Investor is purchasing the Shares purchased by him hereunder for investment for the Investor's own account and not with a view to the distribution thereof in violation of the securities laws. The Investor understands that (i) the Shares must be held indefinitely unless they are registered under the 1933 Act or an exemption from such registration is available; (ii) sales of the Shares made in reliance upon Rule 144 under such Act can be made only in accordance with the terms and conditions of such Rule; and (iii) there can be no assurance that the conditions precedent to making sales under such Rule will have been met, and that if such Rule is not available, compliance with another exemption from registration under such Act will be required prior to the disposition of the Shares.

     Section 2.03. Receipt of Information. The Investor has received all information that it has requested from the Company and believes that such information is sufficient to make an informed decision with respect to the purchase of the Shares. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the financial condition of the Company and to obtain such additional information as he deemed necessary.

     Section 2.04. Financial Resources Knowledge and Experience; Status under Securities Laws. The Investor: (a) possesses the financial resources to bear the risk of economic loss with respect to its purchase of the Shares; (b) has such knowledge and experience in financial and business matters that he is able to evaluate the merits and make an informed investment decision with respect to his purchase of the Shares; (c) qualifies as an "accredited investor" as such term is

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defined in Rule 501 under the 1933 Act; and (d) is experienced in investing in securities of companies in a similar stage of development as the Company and is able to fend for himself.

     Section 2.05. Brokers, Etc. The Investor has dealt with no broker, finder, commission agent or person in connection with the offer or sale of the Shares and the transactions contemplated by this Agreement and is under no obligation to pay any broker's fee, finder's fee, or commission in connection with such transactions.

                          ARTICLE III. THE INVESTMENT

     Section 3.01. The Shares. Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, the Escrow Agent shall, subject to receipt of full payment therefor as contemplated by
Section 3.02, sell to the Investor, and the Investor shall purchase from the Escrow Agent, the Shares at a purchase price equal to $ 4.69 per share (the "Purchase Price").

     Section 3.02. Consideration for the Shares. The Investor shall pay the Purchase Price of the Shares purchased by him hereunder from the Escrow Agent in full at the Closing referred to in Article IV by certified or bank check payable to the Escrow Agent or by wire transfer to accounts designated in writing by the Escrow Agent.

                            ARTICLE IV. THE CLOSING

     The purchase and sale of the Shares being purchased by the Investor shall take place at a closing (the "Closing") to be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts at 10:00 a.m. local time on the sixth business day following the entry by the court of a judgment approving the settlement of the Action as fair, reasonable and in the best interests of the class, as provided in the Stipulation (or at such other place and time as may be mutually agreed upon in writing).

                ARTICLE V. CONDITIONS OF THE CLOSING - INVESTOR

     The obligations of the Investor to purchase the Shares to be purchased by him at the Closing shall be subject to the satisfaction of the following conditions at and as of the time of the Closing:

     Section 5.01. Sale of Shares. The Escrow Agent shall have delivered to the Investor the certificate[s] evidencing the Shares along with any documents necessary to effect the transfer of the Shares.

              ARTICLE VI. CONDITIONS OF THE CLOSING - ESCROW AGENT

     The obligations of the Escrow Agent to sell the Shares to be purchased by the Investor at the Closing shall be subject to the satisfaction of the following conditions at and as of the time of the Closing:

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     Section 6.01. Delivery of Shares.  Pegasystems shall have delivered the
Shares to the Escrow Agent.

     Section 6.02. Payment of Consideration. The Investor shall have paid the Purchase Price of the Shares purchased by it hereunder. The Shares shall be held in escrow by Ropes & Gray pending confirmation by the Escrow Agent of receipt of the Purchase Price (if payment is by wire transfer).

                           ARTICLE VII. DEFINED TERMS

     The terms defined in this Article VII, whenever used and capitalized in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

     Closing:  shall have the meaning specified in Article IV.

     Company:  shall mean Pegasystems Inc., a Massachusetts corporation.

     Investor: shall have the meaning specified at the beginning of this Agreement.

     Shares:  shall have the meaning specified in the Introduction.

     1933 Act:  shall mean the Securities Act of 1933, as amended.

                          ARTICLE VIII. MISCELLANEOUS

     Section 8.01. Notices. All notices to a party hereunder shall be in writing and shall be deemed to have been adequately given if delivered in person, upon facsimile transmission with receipt acknowledged by the recipient's facsimile transmission machine or by delivery by a recognized courier for overnight delivery, or three days after having been mailed, certified mail, return receipt requested, to such party at its address set forth below (or such other address as it may from time to time designate in writing to the other parties hereto).

The Escrow Agent:  Robert C. Finkel, Esq.
                   Wolf Popper, LLP
                   845 Third Avenue
                   New York, NY 10022

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The Investor:    Alexander V. D'Arbeloff
                 20 Dudley Street
                 Brookline, MA 02445

     Section 8.02. No Waiver. No failure to exercise and no delay in exercising, on the part of the Investor, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     Section 8.03. Amendments and Waivers. Except as hereinafter provided, this Agreement may be modified or amended or any term or provision may be waived by a writing signed by the Escrow Agent and the Investor. No waiver of any term or provision shall be effective unless made in the same manner as an amendment of such term or provision.

     Section 8.04. Survival of Agreements etc. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Investor or the Escrow Agent in connection with the transactions contemplated shall, except where otherwise provided by their terms, survive the execution and delivery of this Agreement, the Closing pursuant to Article IV, and any investigation at any time made by or on behalf of the Investor.

     Section 8.05. Construction. This Agreement shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts. The descriptive headings of the several Sections are for convenience only and shall not control or affect the meaning or construction of any of the provisions.

     Section 8.06. Binding Effect and Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and assigns, excluding assignees of the Shares, but not including any purchaser thereof in whose hands the Shares are not a restricted security as defined in Rule 144 under the 1933 Act.

     Section 8.07. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter and neither this Agreement nor any provision may be waived, modified, amended or terminated except by a written agreement signed by the parties, in accordance with the provisions of Section 8.03. To the extent any term or other provision of any other indenture, agreement or instrument by which any party is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

     Section 8.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

WOLF POPPER, LLP (as Escrow Agent)


By:   __________________________

Name: __________________________

Title:__________________________



INVESTOR:

________________________________
Name:  Alexander V. d'Arbeloff

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